UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2022, Alec Barclay notified T2 Biosystems, Inc. (the “Company”) of his resignation as Chief Operations Officer of the Company, effective as of November 30, 2022.

Item 7.01	Regulation FD Disclosure.

On November 7, 2022, the Company issued a press release announcing the U.S. Department of Health and Human Services (“HHS”) and the Steven & Alexandra Cohen Foundation (“Cohen Foundation”) have selected T2 Biosystems as a Phase 1 winner in the LymeX Diagnostics Prize, a LymeX Innovation Accelerator (“LymeX”) prize competition to accelerate the development of Lyme disease diagnostics. As a Phase 1 winner, the Company will receive $100,000 and an invitation to participate in a second phase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01	Other Events

On October 20, 2022, the Company issued a press release announcing that it has initiated studies to expand the number of pathogens detected on the FDA-cleared T2Bacteria® Panel to include the detection of Acinetobacter baumannii.

A. baumannii is a cause of bloodstream infections especially in critically ill patients, which can range from a benign transient bacteremia to fulminant septic shock. A. baumannii infections typically occur in people in healthcare settings and pose risk to those who are on ventilators; have devices such as catheters; have open wounds from surgery; are in intensive care units; or have prolonged hospital stays. In a large study of nosocomial bloodstream infections, A. baumannii was the tenth most common pathogen and has a crude ICU mortality rate of 34.0% to 43.4%.

On October 26, 2022, the private investor in the Company’s Series A redeemable convertible preferred stock redeemed all 3,000 shares of the Series A redeemable convertible preferred stock for an aggregate amount of $0.3 million.

On November 1, 2022, the Company issued a press release announcing that it received written notice from the NASDAQ Stock Market LLC (NASDAQ) on October 31, 2022 informing the Company that it has regained compliance with the minimum bid price requirement under NASDAQ Listing Rule 5550(a)(2) for continued listing on the NASDAQ Capital Market.

As previously reported, the Company was notified by NASDAQ on November 5, 2021 that it was not in compliance with the minimum bid price rule because its common stock failed to meet the closing bid price of $1.00 for a period of 30 consecutive business days. To regain compliance with the Rule, the Company was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive trading days. This requirement was met on October 26, 2022, the tenth consecutive trading day when the closing bid price of the Company’s common stock was greater than $1.00, and the matter is now closed.

On November 7, 2022, the Company issued a press release announcing announcing HHS and the Cohen Foundation have selected T2 Biosystems as a Phase 1 winner in the LymeX Diagnostics Prize, a LymeX prize competition to accelerate the development of Lyme disease diagnostics. As a Phase 1 winner, T2 Biosystems will receive $100,000 and an invitation to participate in a second phase.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued November 7, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2022	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sprague
John Sprague
Chief Financial Officer